SUB-ITEM 77Q3

AIM ENERGY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 3/31/2007
FILE NUMBER 811-3826
SERIES NO.: 1


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       13,120
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        3,473
       Class C                                                        4,059
       Investor Class                                                12,024
       Institutional Class                                                2


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $41.02
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $39.28
       Class C                                                       $38.53
       Investor Class                                                $40.91
       Institutional Class                                           $41.25